Exhibit 99.1

FOR IMMEDIATE RELEASE January 25, 2017

CenterState Banks, Inc. Announces

Fourth Quarter 2016 Earnings Results

(all amounts are in thousands of dollars, except per share data, or unless otherwise noted)

WINTER HAVEN, FL. – January 25, 2017 - CenterState Banks, Inc. (Nasdaq: CSFL) reported net income of $16,027 or diluted earnings per share (“EPS”) of $0.33 for the fourth quarter of 2016, compared to reported net income of $10,396 or $0.23 EPS during the same period in 2015.  The current quarter’s net income of $16,027 was impacted by gains on sale of bank properties held for sale of approximately $483, net of tax, and merger related costs of approximately ($180), net of tax.

	4Q16	4Q15
Return on average assets (annualized)	1.25%	1.02%
Return on average tangible equity (annualized) (note 1)	15.3%	10.9%
Efficiency ratio (note 1)	58%	65%

CURRENT QUARTER HIGHLIGHTS

•

Loans – 19% annualized increase in loans during the current quarter, excluding the decline in Purchased Credit Impaired (“PCI”) loans; 16% increase in loans during the year, excluding PCI loans and acquisition date loan balances from the two Homestead, FL bank transactions

•

Deposits – 15% annualized increase in non-time deposits during the current quarter with a cost of deposits of 0.18%; 11.5% increase in non-time deposits for the year excluding acquisition date deposit balances from the two Homestead, FL bank transactions.

•	Announced acquisitions – the Company announced it entered into a definitive agreement to acquire Platinum Bank Holding Company and Gateway Financials Holdings of Florida, Inc.:

o	Combined target balances:
•	Assets: $1.5 billion
•	Loans: $1.0 billion
•	Deposits: $1.2 billion

o	Pro-forma balances:
•	Assets: $6.5 billion
•	Loans: $4.3 billion
•	Deposits: $5.4 billion

o	Double-digit EPS accretion fully phased-in 2018.

o	Among Florida-based community banks, pro-forma CSFL will be:
•	#1 market share in the Lakeland-Winter Haven MSA and Deltona-Daytona Beach-Ormond Beach MSA;
•	#2 market share in the state of Florida;
•	#3 market share in the Tampa-St. Petersburg MSA and Ocala-Gainesville-Villages markets

Note 1:  See reconciliation presented on page 17, Explanation of Certain Unaudited Non-GAAP Financial Measures.

Subsequent Events

On January 13, 2017, the Company completed the sale of 2,695,000 shares of common stock pursuant to a public offering at $23.58 per share which resulted in approximately $62.9 million in net proceeds.

On January 23, 2017, the Company signed a first amendment to the loan agreement with NexBank SSB to increase its revolving line of credit from an original principal amount of $25 million to $50 million.

Condensed Consolidated Income Statement

Quarterly condensed consolidated income statements (unaudited) are shown below for the periods indicated.

Quarterly Condensed Consolidated Statements of Operations (unaudited)

For the quarter ended:	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15
Interest income	$50,155	$47,703	$47,309	$43,498	$41,098
Interest expense	2,621	2,384	2,312	2,023	1,819
Net interest income	47,534	45,319	44,997	41,475	39,279
Provision for loan losses	2,019	1,090	925	511	484
Provision (recovery) for loan losses- PCI loans	247	185	(14)	(1)	59
Net interest income after loan loss provision	45,268	44,044	44,086	40,965	38,736

Correspondent banking and capital markets division- income	8,091	7,528	9,291	8,775	6,241
Gain on sale of securities available for sale	---	13	---	---	---
FDIC- IA amortization (negative accretion) (1)	---	---	---	(1,166)	(3,420)
FDIC- revenue (1)	---	---	---	96	633
Gain on early extinguishment of debt	---	---	---	308	---
Gain on sale of bank properties held for sale	730	67	---	---	---
All other non interest income	8,335	8,073	7,680	6,548	6,212
Total non interest income	17,156	15,681	16,971	14,561	9,666

Credit related expenses	624	187	611	359	1,306
Correspondent banking and capital markets division-expense	5,987	5,456	6,159	5,782	5,094
Merger and acquisition related expenses	272	---	---	11,172	524
Impairment (recovery) of bank property held for sale	116	616	(38)	456	94
Termination of FDIC loss share agreements (1)	---	---	---	17,560	---
All other non interest expense	31,185	30,136	30,317	27,524	25,068
Total non interest expense	38,184	36,395	37,049	62,853	32,086

Income (loss) before income tax	24,240	23,330	24,008	(7,327)	16,316
Income tax provision (benefit)	8,213	7,946	8,274	(2,523)	5,920
NET INCOME (LOSS)	$16,027	$15,384	$15,734	$(4,804)	$10,396
Net income (loss) allocated to common shares	$15,970	$15,324	$15,672	$(4,804)	$10,343

Earnings (loss) per share (basic)	$0.33	$0.32	$0.33	$(0.10)	$0.23
Earnings (loss) per share (diluted)	$0.33	$0.32	$0.32	$(0.10)	$0.23

Average common shares outstanding (basic)	47,870	47,821	47,782	46,343	45,237
Average common shares outstanding (diluted)	48,800	48,603	48,454	46,343	45,935
Common shares outstanding at period end	48,147	48,017	47,996	47,943	45,459

note 1:

In February 2016, the Company terminated all existing loss share agreements with the FDIC.  As a result, the Company wrote off the remaining indemnification asset and the claw back liability, received cash from the FDIC, and recognized a loss on the transaction of approximately $17,560 during the first quarter.

LOAN PRODUCTION

Loans, excluding PCI loans and loans acquired in the two Homestead bank transactions, increased $391,469 during the year, a growth rate of approximately 16%. Total new loans originated during the current quarter approximated $298.2 million, of which $253.7 million were funded.  About 36% of funded loan origination was non-owner occupied commercial real estate (“CRE”); 20% commercial and industrial (“C&I”), 19% owner occupied CRE, 14% single family residential, 7% land, development & construction and 4% were all other.

Approximately 23% of the funded loan production was floating rate, 19% was other variable rate and 58% was fixed rate.  The loan origination pipeline is approximately $372 million at December 31, 2016 compared to $378 million at September 30, 2016.  The graph below summarizes total loan production and funded loan production over the past five quarters.

LOAN MIX

The table below summarizes the Company’s loan mix over the most recent five quarter ends.

At quarter ended:	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Originated Loans
Real estate loans
Residential	$552,749	$534,070	$517,861	$507,835	$491,149
Commercial	1,112,149	1,019,458	910,687	824,702	781,419
Land, development and construction loans	115,983	94,896	100,584	99,605	91,817
Total real estate loans	1,780,881	1,648,424	1,529,132	1,432,142	1,364,385
Commercial loans	382,009	339,938	301,557	290,658	251,855
Consumer and other loans	87,266	80,391	74,398	69,528	67,026
Total loans before unearned fees and costs	2,250,156	2,068,753	1,905,087	1,792,328	1,683,266
Unearned fees and costs	475	519	479	796	873
Total originated loans	2,250,631	2,069,272	1,905,566	1,793,124	1,684,139

Acquired Loans (1)
Real estate loans
Residential	263,555	272,419	284,580	291,886	156,347
Commercial	643,773	662,917	682,693	705,877	473,363
Land, development and construction loans	26,061	25,435	24,797	31,541	13,459
Total real estate loans	933,389	960,771	992,070	1,029,304	643,169
Commercial loans	57,531	62,775	75,638	82,970	55,466
Consumer and other loans	2,272	4,376	4,834	6307	474
Total acquired loans	993,192	1,027,922	1,072,542	1,118,581	699,109

PCI loans
Real estate loans
Residential	72,179	74,825	78,371	82,595	86,104
Commercial	99,566	106,482	120,255	127,354	105,629
Land, development and construction loans	9,944	10,928	11,649	19,912	15,548
Total real estate loans	181,689	192,235	210,275	229,861	207,281
Commercial loans	3,825	4,649	5,974	6,020	2,771
Consumer and other loans	410	404	610	635	476
Total PCI loans	185,924	197,288	216,859	236,516	210,528

Total Loans	$3,429,747	$3,294,482	$3,194,967	$3,148,221	$2,593,776

(1)	Acquired loans include the non-PCI loans purchased pursuant to the following acquisitions:
o	Branch and loan transaction with TD Bank (year 2011);
o	Federal Trust Bank acquisition (year 2011);
o	Gulfstream Business Bank acquisition (year 2014);
o	First Southern Bank acquisition (year 2014);
o	Community Bank of South Florida acquisition (year 2016); and
o	Hometown of Homestead Banking Company (year 2016).

DEPOSIT MIX

During the quarter, the Company’s total deposits increased by $96,610, or approximately 9% on an annualized basis.  The majority of the increase in deposits during the current quarter was in interest bearing checking accounts.  The overall cost of total deposits (i.e. includes non-interest bearing checking accounts) during the current quarter was 0.18%, the same as the previous quarter. The table below summarizes the Company’s deposit mix over the periods indicated.

Deposit mix (unaudited)
For the quarter ended:	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Checking accounts
Non-interest bearing	$1,426,624	$1,406,030	$1,486,600	$1,489,530	$1,133,138
Interest bearing	917,004	814,123	763,614	756,129	679,714
Savings deposits	362,947	352,547	347,631	341,864	241,605
Money market accounts	900,532	903,697	927,997	872,219	738,301
Time deposits	545,437	579,537	606,294	632,425	422,420
Total deposits	$4,152,544	$4,055,934	$4,132,136	$4,092,167	$3,215,178

Non time deposits as percentage of total deposits	87%	86%	85%	85%	87%
Time deposits as percentage of total deposits	13%	14%	15%	15%	13%
Total deposits	100%	100%	100%	100%	100%

NET INTEREST MARGIN (“NIM”)

The Company’s NIM increased from 4.12% in 3Q16 to 4.20% in 4Q16, due to higher yields during the quarter related to PCI loans compared to the prior quarter.

The additional PCI loan yield was offset in part due to a decrease in the yield on loans other than PCI loans by 2 basis points (“bps”) compared to the prior quarter as the yields generated on significant recent loan production (tax equivalent yield of 3.82% during the current quarter and 3.76% during the full year of 2016) continues to compress the overall loan yield. Also partially offsetting the benefit from the additional PCI loan yield was a greater mix of federal funds sold, a continued increase in paydowns on mortgage backed securities compressing the yield on the investment portfolio and an increase of 1 basis point on interest bearing liabilities.

During the current quarter, several PCI loans were paid off in full resulting in cash payments to the Company in excess of the related pools’ carrying balances. The excess cash payments (approximately $1,802) were included in interest income immediately and contributed approximately 3.72% to the 19.10% yield on PCI loans for the current quarter.

If the PCI loans were producing income based on the contractual terms at the time of acquisition, the NIM’s during the current quarter and the same quarter last year would have been approximately 3.62% and 3.65%, respectively.

The table below summarizes yields and costs by various interest earning asset and interest bearing liability account types for the current quarter, the previous calendar quarter and the same quarter last year.

Yield and cost table (unaudited)

		4Q16			3Q16			4Q15
	average	interest	avg	average	interest	avg	average	interest	avg
	balance	inc/exp	rate	balance	inc/exp	rate	balance	inc/exp	rate
Loans (TEY)*	$3,160,914	$35,305	4.44%	$3,037,333	$34,071	4.46%	$2,363,060	$26,337	4.42%
PCI loans	192,755	9,256	19.10%	207,406	7,795	14.95%	222,685	9,420	16.78%
Taxable securities	871,989	4,397	2.01%	900,514	4,693	2.07%	737,057	4,480	2.41%
Tax -exempt securities (TEY)	149,637	1,694	4.50%	134,576	1,581	4.67%	85,329	1,076	5.00%
Fed funds sold and other	230,418	539	0.93%	187,906	512	1.08%	211,112	403	0.76%
Tot. interest earning assets(TEY)	$4,605,713	$51,191	4.42%	$4,467,735	$48,652	4.33%	$3,619,243	$41,716	4.57%

Interest bearing deposits	$2,699,762	$1,892	0.28%	$2,678,638	$1,821	0.27%	$2,072,838	$1,351	0.26%
Fed funds purchased	273,691	393	0.57%	181,037	238	0.52%	203,413	186	0.36%
Other borrowings	27,002	23	0.34%	28,847	27	0.37%	27,061	36	0.53%
Corporate debentures	25,919	313	4.80%	25,852	298	4.59%	24,070	246	4.05%
Total interest bearing liabilities	$3,026,374	$2,621	0.34%	$2,914,374	$2,384	0.33%	$2,327,382	$1,819	0.31%

Net Interest Spread (TEY)			4.08%			4.00%			4.26%
Net Interest Margin (TEY)			4.20%			4.12%			4.37%

*TEY = tax equivalent yield (Non-GAAP)

The table below summarizes the Company’s yields on interest earning assets and costs of interest bearing liabilities over the prior five quarters.

Five quarter trend of yields and costs (unaudited)
For the quarter ended:	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Yield on loans (TEY)*	4.44%	4.46%	4.53%	4.46%	4.42%
Yield on PCI loans	19.10%	14.95%	14.35%	16.66%	16.78%
Yield on securities (TEY)	2.37%	2.41%	2.49%	2.83%	2.68%
Yield on fed funds sold and other	0.93%	1.08%	0.92%	0.96%	0.76%
Yield on total interest earning assets	4.33%	4.25%	4.28%	4.49%	4.51%
Yield on total interest earning assets (TEY)	4.42%	4.33%	4.35%	4.56%	4.57%
Cost of interest bearing deposits	0.28%	0.27%	0.27%	0.26%	0.26%
Cost of fed funds purchased	0.57%	0.52%	0.52%	0.53%	0.36%
Cost of other borrowings	0.34%	0.37%	0.41%	0.42%	0.53%
Cost of corporate debentures	4.80%	4.59%	4.58%	4.66%	4.05%
Cost of interest bearing liabilities	0.34%	0.33%	0.32%	0.32%	0.31%
Net interest margin (TEY)	4.20%	4.12%	4.14%	4.35%	4.37%
Cost of total deposits	0.18%	0.18%	0.17%	0.17%	0.16%

*TEY = tax equivalent yield (Non-GAAP)

SELECTED CONSOLIDATED FINANCIAL DATA

The table below summarizes selected financial ratios over the prior five quarters.

Selected financial data (unaudited)
As of or for the quarter ended:	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Return on average assets (annualized)	1.25%	1.22%	1.27%	-0.44%	1.02%
Return on average equity (annualized)	11.51%	11.21%	11.96%	-3.88%	8.52%
Return on average tangible equity (annualized) (note 1)	15.26%	14.95%	16.14%	-4.49%	10.86%
Loan / deposit ratio	82.6%	81.2%	77.3%	76.9%	80.7%
Stockholders’ equity (to total assets)	10.9%	11.0%	10.8%	10.5%	12.2%
Common tangible equity (to total tangible assets) (note 1)	8.7%	8.8%	8.5%	8.2%	10.2%
Tier 1 capital (to average assets)	9.1%	9.0%	8.7%	9.6%	10.5%
Efficiency ratio, including correspondent banking (note 1)	58.1%	58.7%	59.0%	80.3%	64.7%
Efficiency ratio, excluding correspondent banking (note1)	56.9%	57.8%	58.8%	85.0%	64.2%
Common equity per common share	$11.47	$11.51	$11.21	$10.84	$10.79
Common tangible equity per common share (note 1)	$8.93	$8.96	$8.64	$8.25	$8.82

note 1:	See reconciliation tables starting on page 17, Explanation of Certain Unaudited Non-GAAP Financial Measures.

PURCHASED CREDIT IMPAIRED (“PCI”) LOANS

The table below compares the unpaid principal balance and the carrying balance (book balance) of the Company’s total PCI loans at December 31, 2016.

	Unpaid
	Principal	Carrying
	Balance	Balance	Difference	Percentage
Total PCI loans	$249,225	$185,924	($63,301)	25%

CREDIT QUALITY AND ALLOWANCE FOR LOAN LOSSES

During the quarter, the Company recorded a loan loss provision expense of $2,266 and charge-offs net of recoveries of $724, resulting in an increase in the allowance for loan losses of $1,542 as shown in the table below.

The total allowance for loan losses (“ALLL") was $27,041 at December 31, 2016 compared to $25,499 at September 30, 2016, an increase of $1,542.  This increase is the result of the aggregate effect of: (1) a net increase of $1,467 in the allowance for loan losses on originated loans ($1,508 increase in general loan loss allowance and decrease of $41 in specific loan loss allowance); (2) a net decrease of $172 in acquired loans ($172 decrease in general loan loss allowance and no change in specific loan loss allowance); and (3) an increase of $247 in the allowance for loan losses on PCI loans.  The changes in the Company’s ALLL components between December 31, 2016 and September 30, 2016 are summarized in the table below (unaudited).

	December 31, 2016			September 30, 2016			increase (decrease)
	loan	ALLL		loan	ALLL		loan	ALLL
	balance	balance	%	balance	balance	%	balance	balance
Originated loans	$2,232,474	$22,934	1.03%	$2,051,764	$21,426	1.04%	$180,710	$1,508	(1) bps
Impaired originated loans	18,157	652	3.59%	17,508	693	3.96%	649	(41)	(37) bps
Total originated loans	2,250,631	23,586	1.05%	2,069,272	22,119	1.07%	181,359	1,467	(2) bps

Acquired loans (2)	991,096	2,940	0.30%	1,025,914	3,112	0.30%	(34,818)	(172)	0 bps
Impaired acquired loans (1)	2,096	43	2.05%	2,008	43	2.14%	88	-	(9) bps
Total acquired loans	993,192	2,983	0.30%	1,027,922	3,155	0.31%	(34,730)	(172)	(1) bps

Total non-PCI loans	3,243,823	26,569		3,097,194	25,274		146,629	1,295
PCI loans	185,924	472		197,288	225		(11,364)	247
Total loans	$3,429,747	$27,041		$3,294,482	$25,499		$135,265	$1,542

(1)	These are loans that were acquired as performing loans that subsequently became impaired.
(2)

Performing acquired loans recorded at estimated fair value on the related acquisition dates.  The total net unamortized fair value adjustment at December 31, 2016 was approximately $15,215 or 1.5% of the aggregate outstanding related loan balances.  Prior to March 31, 2016, the Company did not previously include loans acquired pursuant to the TD Bank and Federal Trust acquisitions that occurred in 2011.  Acquired loans currently include performing loans acquired from the TD Bank acquisition (year 2011), the Federal Trust acquisition (year 2011), the Gulfstream Business Bank acquisition (year 2014), the First Southern Bank acquisition (year 2014), the Community Bank acquisition (year 2016) and the Hometown of Homestead Banking Company acquisition (year 2016).  All prior periods have been reclassified to conform to this new presentation format.

The general loan loss allowance (non-impaired loans) relating to originated loans increased by $1,508 resulting primarily from an increase in loans outstanding.

The general loan loss allowance (non-impaired loans) relating to acquired loans decreased by $172 resulting primarily from a decrease in loans outstanding, excluding the two bank acquisitions (Community Bank and Hometown of Homestead Banking Company) which occurred during the first quarter.  At December 31, 2016 the loans acquired from these two acquisitions were equal to approximately $404,636.  These loans were recorded at estimated fair value at the March 1, 2016 acquisition date, and there is no allowance for loan losses associated with these loans as of December 31, 2016.  The unamortized acquisition date fair value adjustment related to these loans at December 31, 2016 was approximately $7,447, or 1.8% of the related loan balances.

The specific loan loss allowance (impaired loans) for both originated loans and acquired loans is the aggregate of the results of individual analyses prepared for each one of the impaired loans, excluding PCI loans.

Total impaired loans at December 31, 2016 are equal to $20,253 ($18,157 originated impaired loans plus $2,096 acquired impaired loans).  Approximately $11,030 of the Company’s impaired loans (54%) are accruing performing loans.  This group of impaired loans is not included in the Company’s non-performing loans or non-performing assets categories.  Included in impaired loans are $13,105 of troubled debt restructuings (“TDRs”).  Of this amount $11,030 are performing pursuant to their modified terms, and $2,075 are not performing and have been placed on non-accrual status and included in non performing loans (“NPLs”).  Accounting standards require TDRs to be included in our impaired loans, whether they are performing or not performing.

PCI loans are accounted for pursuant to ASC Topic 310-30.  PCI loan pools are evaluated for impairment each quarter.  If a pool is impaired, an allowance for loan loss is recorded.

Management believes the Company’s allowance for loan losses is adequate at December 31, 2016.  The Company recognized net charge-offs during the current quarter due to a partial charge-off of approximately $686 on one new impaired loan.  During the prior three quarters, the Company had recognized net recoveries as focus has been placed on maximizing recoveries from charged-off loans and judgements. However, management recognizes that many factors can adversely impact various segments of the Company’s market and customers, and therefore there is no assurance as to the amount of losses or probable losses which may develop in the future.  The table below summarizes the changes in allowance for loan losses during the previous five quarters.

Allowance for loan losses (unaudited)
as of or for the quarter ending	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Loans, excluding PCI loans
Allowance at beginning of period	$25,274	$24,066	$23,002	$22,143	$22,586
Charge-offs	(1,105)	(821)	(326)	(495)	(1,266)
Recoveries	381	939	465	843	339
Net (charge-offs) recoveries	(724)	118	139	348	(927)
Provision for loan losses	2,019	1,090	925	511	484
Allowance at end of period for loans
other than PCI loans	$26,569	$25,274	$24,066	$23,002	$22,143

PCI loans
Allowance at beginning of period	$225	$106	$120	$121	$62
Charge-offs	---	(66)	---	---	---
Recoveries	---	---	---	---	---
Net charge-offs	---	(66)	---	---	---
Provision (recovery) for loan losses	247	185	(14)	(1)	59
Allowance at end of period for
PCI loans	472	$225	106	120	121
Total allowance at end of period	$27,041	$25,499	$24,172	$23,122	$22,264

The following table summarizes the Company’s loan portfolio and related allowance for loan losses as a percentage of the loan portfolio segment presented as of the end of the previous five quarters.

(unaudited)
For the quarter ended:	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Troubled debt restructure (“TDRs”) (note 1)	$13,105	$13,592	$14,895	$15,350	$15,127
Impaired loans that were not TDRs	7,148	5,924	9,989	12,564	8,048
Total impaired loans	20,253	19,516	24,884	27,914	23,175
Originated non-impaired loans	2,232,474	2,051,764	1,885,349	1,768,628	1,664,056
Acquired non-impaired loans	991,096	1,025,914	1,067,875	1,115,163	696,017
Total Non-PCI loans	3,243,823	3,097,194	2,978,108	2,911,705	2,383,248
Total PCI loans	185,924	197,288	216,859	236,516	210,528
Total loans	$3,429,747	$3,294,482	$3,194,967	$3,148,221	$2,593,776
ALLL for Non-PCI loans
General loan loss allowance- originated loans	$22,934	$21,426	$19,682	$18,417	$17,326
General loan loss allowance- acquired loans	2,940	3,112	3,291	3,501	3,737
Specific loan loss allowance- impaired loans	695	736	1,093	1,084	1,080
Total allowance for loan losses (note 2)	$26,569	$25,274	$24,066	$23,002	$22,143
ALLL as a percentage of period end loans:
Total Originated non-impaired loans	1.03%	1.04%	1.04%	1.04%	1.04%
Total Acquired non-impaired loans (note 3)	0.30%	0.30%	0.31%	0.31%	0.54%
Total impaired loans	3.43%	3.77%	4.39%	3.88%	4.66%
note 1:

The Company has approximately $13,105 of TDRs.  Of this amount $11,030 are performing pursuant to their modified terms, and $2,075 are not performing and have been placed on non-accrual status and included in non performing loans (“NPLs”).  Current accounting standards require TDRs to be included in our impaired loans, whether they are performing or not performing.  Only non performing TDRs are included in NPLs.

note 2:	Excludes PCI loans.

note 3:

Non-impaired loans acquired pursuant to the March 1, 2016 acquisition of Hometown of Homestead Banking Company and Community Bank of South Florida, Inc. are included in the December 31, 2016 acquired loan balances in the table above.  These loans were recorded at estimated fair value as of the acquisition date, and there is no related allowance for loan losses associated with these loans, resulting in an overall combined lower percentage when compared to previous quarter ends.

The Company defines NPLs as non-accrual loans plus loans past due 90 days or more and still accruing interest.  NPLs do not include PCI loans.  PCI loans are accounted for pursuant to ASC Topic 310-30.  NPLs as a percentage of total Non-PCI loans were 0.59% at December 31, 2016 compared to 0.64% at September 30, 2016.

Non-performing assets (“NPAs”) (which the Company defines as NPLs, as defined above, plus (a) OREO (i.e. real estate acquired through foreclosure or deed in lieu of foreclosure), and (b) other repossessed assets that are not real estate, were $26,207 at December 31, 2016, compared to $28,879 at September 30, 2016.  The decline resulted from sales of properties reducing the OREO balances by approximately $1.9 million. NPAs as a percentage of total assets was 0.52% at December 31, 2016 compared to 0.58% at September 30, 2016.  NPAs as a percentage of loans plus OREO and other repossessed assets, excluding PCI loans, was 0.81% at December 31, 2016 compared to 0.93% at September 30, 2016.

The table below summarizes selected credit quality data for the periods indicated.

Selected credit quality ratios (unaudited)
As of or for the quarter ended:	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Non-accrual loans (note 1)	$19,003	$19,704	$25,035	$24,865	$20,833
Past due loans 90 days or more
and still accruing interest (note 1)	---	---	---	---	---
Total non-performing loans (“NPLs”) (note 1)	19,003	19,704	25,035	24,865	20,833
Other real estate owned (“OREO”)	7,090	9,005	12,311	15,937	11,196
Repossessed assets other than real estate (note 1)	114	170	104	86	145
Total non-performing assets	$26,207	$28,879	$37,450	$40,888	$32,174
Non-performing loans as percentage of total
loans excluding PCI loans	0.59%	0.64%	0.84%	0.85%	0.87%
Non-performing assets as percentage of total assets	0.52%	0.58%	0.75%	0.82%	0.80%
Non-performing assets as percentage of loans and
OREO plus other repossessed assets (note 1)	0.81%	0.93%	1.25%	1.40%	1.34%
Loans past due 30 thru 89 days and accruing interest
as a percentage of total loans (note 1)	0.58%	0.36%	0.41%	0.40%	0.62%
Net charge-offs (recovery) (note 1)	$724	$(118)	$(139)	$(348)	$927
Net charge-offs (recovery) as a percentage
of average loans for the period (note 1)	0.02%	0.00%	0.00%	-0.01%	0.04%
Net (recovery) charge-offs as a percentage of average
loans for the period on an annualized basis (note 1)	0.09%	-0.02%	-0.02%	-0.05%	0.16%
Allowance for loan losses as percentage of NPLs (note 1)	140%	128%	96%	93%	106%

note 1:  Excludes PCI loans.

CORRESPONDENT BANKING AND CAPITAL MARKETS SEGMENT

The condensed quarterly results of the Company’s correspondent banking and capital markets segment are presented below.

Quarterly Condensed Segment Information - Correspondent banking and capital markets division (unaudited)
For the quarter ended:	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Net interest income	$1,850	$1,625	$1,555	$1,802	$1,716
Provision for loan losses	24	28	(24)	(52)	(4)
Total non-interest income (note 1)	8,091	7,528	9,291	8,775	6,241
Total non-interest expense (note 2)	(5,987)	(5,456)	(6,159)	(5,782)	(5,094)
Income tax provision	(1,535)	(1,437)	(1,799)	(1,830)	(1,103)
Net income	$2,443	$2,288	$2,864	$2,913	$1,756
Contribution to diluted earnings per share	$0.05	$0.05	$0.06	$0.06	$0.04

Allocation of indirect expense net of
inter-company earnings credit, net of
income tax benefit (note 3)	$(280)	$(244)	$(232)	$(340)	$(174)
Contribution to diluted earnings per share after
deduction of allocated indirect expenses	$0.04	$0.04	$0.05	$0.06	$0.03

note 1:

The primary component in this line item is gross commissions earned on bond sales, fees from hedging services, loan brokering fees and related consulting fees which were $7,016, $6,381, $8,049, $7,371and $5,254 for 4Q16, 3Q16, 2Q16, 1Q16 and 4Q15, respectively.  The fee income in this category is based on sales volume in any particular period and is therefore volatile between comparable periods.  The remaining non interest income items in this category, which are less volatile, include fees from safe-keeping activities, bond accounting services, asset/liability consulting related activities, international wires, clearing and corporate checking account services, and other correspondent banking related revenue and fees.

note 2:

A significant portion of these expenses are variable in nature and are a derivative of the income from bond sales, hedging services, brokering loans sales and related consulting services identified in note 1 above.  The variable expenses related to these fees identified in note 1 above were $3,133, $2,908, $3,491, $3,352and $2,505 for 4Q16, 3Q16, 2Q16, 1Q16and 4Q15, respectively.   Expenses in this line item do not include any indirect support allocation costs.

note 3:

A portion of the cost of the Company’s indirect departments such as human resources, accounting, deposit operations, item processing, information technology, compliance and others have been allocated to the correspondent banking and capital markets division based on management’s estimates.  In addition, an inter-company earnings credit is allocated to the segment for services provided to the commercial bank segment, also based on management’s estimates and judgment.

CONDENSED CONSOLIDATED BALANCE SHEETS

Presented below are condensed consolidated balance sheets and average balance sheets for the periods indicated.

Condensed Consolidated Balance Sheets (unaudited)
For the quarter ended:	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Cash and due from banks	$66,368	$37,460	$60,522	$65,560	$50,902
Fed funds sold and Fed Res Bank deposits	109,286	161,406	223,533	296,459	101,580
Trading securities	12,383	2,166	---	2,719	2,107
Investment securities, available for sale	740,702	761,648	744,575	707,573	604,739
Investment securities, held to maturity	250,543	263,692	267,082	256,849	272,840
Loans held for sale	2,285	2,333	4,329	2,186	1,529
PCI loans	185,924	197,288	216,859	236,516	210,528
Loans	3,243,823	3,097,194	2,978,108	2,911,705	2,383,248
Allowance for loan losses	(27,041)	(25,499)	(24,172)	(23,122)	(22,264)
FDIC indemnification assets	---	---	---	---	25,795
Premises and equipment, net	114,815	114,567	116,129	116,734	101,821
Goodwill	106,028	105,492	105,492	105,492	76,739
Core deposit intangible	15,510	16,267	17,023	17,803	12,164
Bank owned life insurance	98,424	97,767	97,109	86,455	85,890
OREO covered by FDIC loss share agreements	---	---	---	---	9,629
OREO not covered by FDIC loss share agreements	7,090	9,005	12,311	15,937	1,567
Deferred income tax asset, net	63,208	58,614	62,774	69,470	46,220
Other assets	89,211	115,112	113,615	101,319	57,683
TOTAL ASSETS	$5,078,559	$5,014,512	$4,995,289	$4,969,655	$4,022,717

Deposits	$4,152,544	$4,055,934	$4,132,136	$4,092,167	$3,215,178
Federal funds purchased	261,986	258,329	174,116	225,298	200,250
Other borrowings	54,385	52,788	56,432	57,906	76,565
Other liabilities	57,187	94,690	94,634	74,823	40,210
Common stockholders’ equity	552,457	552,771	537,971	519,461	490,514
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$5,078,559	$5,014,512	$4,995,289	$4,969,655	$4,022,717

Condensed Consolidated Average Balance Sheets (unaudited)
For quarter ended:	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Federal funds sold and other	$230,418	$187,906	$272,635	$225,302	$211,112
Security investments	1,021,626	1,035,090	1,001,511	889,488	822,386
PCI loans	192,755	207,406	225,584	214,998	222,685
Loans	3,160,914	3,037,333	2,949,651	2,569,240	2,363,060
Allowance for loan losses	(25,679)	(24,209)	(23,173)	(22,616)	(22,078)
All other assets	530,848	559,841	556,040	479,454	458,087
TOTAL ASSETS	$5,110,882	$5,003,367	$4,982,248	$4,355,866	$4,055,252

Deposits- interest bearing	$2,699,762	$2,678,638	$2,626,668	$2,266,700	$2,072,838
Deposits- non interest bearing	1,454,963	1,445,140	1,506,762	1,282,422	1,194,763
Federal funds purchased	273,691	181,037	188,663	197,335	203,413
Other borrowings	52,921	54,699	59,126	55,337	51,131
Other liabilities	75,548	97,830	71,935	56,650	48,969
Stockholders’ equity	553,997	546,023	529,094	497,422	484,138
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$5,110,882	$5,003,367	$4,982,248	$4,355,866	$4,055,252

Condensed Consolidated Earnings Statement (unaudited)

For quarter ended:	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015

Interest income:
Loans	$44,085	$41,445	$40,977	$37,118	$35,508
Investments	5,531	5,746	5,710	5,842	5,187
Federal funds sold and other	539	512	622	538	403
Total interest income	50,155	47,703	47,309	43,498	41,098

Interest expense:
Deposits	1,892	1,821	1,740	1,481	1,351
Securities sold under agreement to repurchase	23	25	28	27	32
Federal funds purchased	393	240	250	271	190
Corporate debentures	313	298	294	244	246
Total interest expense	2,621	2,384	2,312	2,023	1,819

Net interest income	47,534	45,319	44,997	41,475	39,279
Provision for loan losses	2,266	1,275	911	510	543
Net interest income after loan loss provision	45,268	44,044	44,086	40,965	38,736

Non interest income (see page 15)	17,156	15,681	16,971	14,561	9,666

Non interest expense:
Salaries, wages and employee benefits	24,049	22,418	22,959	21,455	18,977
Occupancy expense	2,767	2,414	2,477	2,147	1,986
Depreciation of premises and equipment	1,659	1,629	1,588	1,497	1,442
Data processing expense	1,814	1,761	1,765	1,527	1,443
Legal, audit and other professional fees	901	904	949	903	750
Amortization of intangibles	791	791	814	678	616
Credit related expense	624	187	611	359	309
FDIC credit related expenses	---	---	---	---	997
Merger and acquisition related expenses	272	---	---	11,172	524
Termination of FDIC loss share agreements	---	---	---	17,560	---
Impairment (recovery) bank property held for sale, net	116	616	(38)	456	94
All other expenses	5,191	5,675	5,924	5,099	4,948
Total non interest expenses	38,184	36,395	37,049	62,853	32,086

Income (loss) before provision for income taxes	24,240	23,330	24,008	(7,327)	16,316
Provision for income taxes	8,213	7,946	8,274	(2,523)	5,920
Net income (loss)	$16,027	$15,384	$15,734	$(4,804)	$10,396

Earnings (loss) per share -diluted	$0.33	$0.32	$0.32	$(0.10)	$0.23

NON INTEREST INCOME AND NON INTEREST EXPENSES

The table below summarizes the Company’s non-interest income for the periods indicated.

Quarterly Condensed Consolidated Non Interest Income (unaudited)
For the quarter ended:	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Correspondent banking and capital markets division (1)	$7,016	$6,381	$8,049	$7,371	$5,254
Other correspondent banking related revenue (2)	1,075	1,147	1,242	1,404	987
Wealth management related revenue	815	892	795	735	913
Service charges on deposit accounts	3,729	3,770	3,329	2,736	2,576
Debit, prepaid, ATM and merchant card related fees	2,009	2,017	2,182	2,046	1,730
BOLI income	657	658	654	565	574
Other service charges and fees	1,125	736	720	466	419
Gain on sale of securities available for sale	---	13	---	---	---
Subtotal	$16,426	$15,614	$16,971	$15,323	$12,453
Gain on early extinguishment of debt	---	---	---	308	---
Gain on sale of bank properties held for sale	730	67	---	---	---
FDIC indemnification asset – amortization (see explanation below)	---	---	---	(1,166)	(3,420)
FDIC indemnification income	---	---	---	96	633
Total Non Interest Income	$17,156	$15,681	$16,971	$14,561	$9,666

note 1:

Includes gross commissions earned on bond sales, fees from hedging services, loan brokering fees and related consulting fees.  The fee income in this category is based on sales volume in any particular period and is therefore volatile between comparable periods.

note 2:

Includes fees from safe-keeping activities, bond accounting services, asset/liability consulting services, international wires, clearing and corporate checking account services and other correspondent banking related revenue and fees.  The fees included in this category are less volatile than those described above in note 1.

The table below summarizes the Company’s non-interest expense for the periods indicated.

Quarterly Condensed Consolidated Non Interest Expense (unaudited)
For the quarter ended:	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Employee salaries and wages	$17,757	$17,074	$17,499	$16,137	$14,344
Employee incentive/bonus compensation accrued	2,768	1,610	1,548	1,259	1,854
Employee equity based compensation expense	1,172	1,109	1,062	1,080	866
Deferred compensation expense	141	148	160	160	148
Health insurance and other employee benefits	1,379	1,537	1,546	1,260	983
Payroll taxes	960	999	1,111	1,423	734
401K employer contributions	423	470	479	477	358
Other employee related expenses	399	322	291	291	314
Incremental direct cost of loan origination	(950)	(851)	(737)	(632)	(624)
Total salaries, wages and employee benefits	24,049	22,418	22,959	21,455	18,977

(Gain) loss on sale of OREO	(258)	(558)	(554)	(158)	39
Loss on sale of FDIC covered OREO	---	---	---	---	491
Valuation write down of OREO	220	237	392	22	22
Valuation write down of FDIC covered OREO	---	---	---	---	169
Loss (gain) on repossessed assets other than real estate	13	(4)	31	6	(7)
Foreclosure and repossession related expenses	649	512	742	489	255
Foreclosure and repo expense, FDIC	---	---	---	---	337
Total credit related expenses	624	187	611	359	1,306

Occupancy expense	2,767	2,414	2,477	2,147	1,986
Depreciation of premises and equipment	1,659	1,629	1,588	1,497	1,442
Supplies, stationary and printing	320	341	380	299	338
Marketing expenses	909	700	826	690	668
Data processing expenses	1,814	1,761	1,765	1,527	1,443
Legal, auditing and other professional fees	901	904	949	903	750
Bank regulatory related expenses	779	863	968	810	606
Postage and delivery	420	423	486	355	337
ATM and debit card related expenses	713	725	816	596	495
Amortization of intangibles	791	791	814	678	616
Internet and telephone banking	651	559	628	564	538
Correspondent account and Federal Reserve charges	186	191	203	176	155
Conferences, seminars, education and training	202	155	102	133	142
Director fees	150	134	149	209	176
Travel expenses	158	153	119	79	117
Other expenses	703	1,431	1,247	1,188	1,376
Subtotal	37,796	35,779	37,087	33,665	31,468
Impairment (recovery) on bank property held for sale	116	616	(38)	456	94
Merger and acquisition related expenses	272	---	---	11,172	524
Termination of FDIC loss share agreements	---	---	---	17,560	---
Total Non Interest Expense	$38,184	$36,395	$37,049	$62,853	$32,086

Note:  Certain prior period amounts have been reclassified to conform to the current period presentation format.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP interest income, net interest income and tax equivalent basis interest income and net interest income, return on average equity, total stockholders’ equity and tangible common equity, and the efficiency ratio. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance.  The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

Reconciliation of GAAP to non-GAAP Measures (unaudited):

	4Q16	3Q16	2Q16
Interest income, as reported (GAAP)	$50,155	$47,703	$47,309
tax equivalent adjustments	1,036	949	805
Interest income (tax equivalent)	$51,191	$48,652	$48,114

Net interest income, as reported (GAAP)	$47,534	$45,319	$44,997
tax equivalent adjustments	1,036	949	805
Net interest income (tax equivalent)	$48,570	$46,268	$45,802

For the quarter ended	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Net income (GAAP)	$16,027	$15,384	$15,734	$(4,804)	$10,396
Amortization of intangibles	791	791	814	678	616
Tax effected using the effective tax rate for the period presented	(268)	(269)	(281)	(233)	(224)
Adjusted net income	$16,550	$15,906	$16,267	$(4,359)	$10,788

Average stockholders' equity (GAAP)	$553,997	$546,023	$529,094	$497,422	$484,138
Average goodwill	(105,760)	(105,492)	(105,492)	(91,116)	(76,739)
Average core deposit intangible	(15,889)	(16,645)	(17,413)	(14,984)	(12,454)
Average other intangibles	(759)	(751)	(785)	(820)	(855)
Average tangible equity	$431,589	$423,135	$405,404	$390,502	$394,090

Return on average tangible equity (annualized)	15.26%	14.95%	16.14%	-4.49%	10.86%

	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Total stockholders' equity (GAAP)	$552,457	$552,771	$537,971	$519,461	$490,514
Goodwill	(106,028)	(105,492)	(105,492)	(105,492)	(76,739)
Cored deposit intangible	(15,510)	(16,267)	(17,023)	(17,803)	(12,164)
Other intangibles	(784)	(733)	(768)	(802)	(837)
Tangible common equity	$430,135	$430,279	$414,688	$395,364	$400,774

Total assets	$5,078,559	$5,014,512	$4,995,289	$4,969,655	$4,022,717
Goodwill	(106,028)	(105,492)	(105,492)	(105,492)	(76,739)
Cored deposit intangible	(15,510)	(16,267)	(17,023)	(17,803)	(12,164)
Other intangibles	(784)	(733)	(768)	(802)	(837)
Total tangible assets	$4,956,237	$4,892,020	$4,872,006	$4,845,558	$3,932,977

Tangible common equity to tangible assets	8.7%	8.8%	8.5%	8.2%	10.2%
Common shares outstanding at period end	48,147	48,017	47,996	47,943	45,459
Common tangible equity per common share	$8.93	$8.96	$8.64	$8.25	$8.82

Explanation of Certain Unaudited Non-GAAP Financial Measures (continued)

For the quarter ended	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Non interest income (GAAP)	$17,156	$15,681	$16,971	$14,561	$9,666
Nonrecurring income	---	---	---	(308)	---
Adjusted non interest income	17,156	15,681	16,971	14,253	9,666
Correspondent banking non interest income	(8,091)	(7,528)	(9,291)	(8,775)	(6,241)
Adjusted non interest income, ex. Correspondent	$9,065	$8,153	$7,680	$5,478	$3,425

Net interest income before provision (GAAP)	$47,534	$45,319	$44,997	$41,475	$39,279
Total tax equivalent adjustment	1,036	949	805	685	618
Adjusted net interest income	48,570	46,268	45,802	42,160	39,897
Correspondent net interest income	(1,850)	(1,625)	(1,555)	(1,802)	(1,716)
Adjusted net interest income, ex. Correspondent	$46,720	$44,643	$44,247	$40,358	$38,181

Non interest expense (GAAP)	$38,184	$36,395	$37,049	$62,853	$32,086
Nonrecurring expense	---	---	---	(17,560)	---
Adjusted non interest expense	$38,184	$36,395	$37,049	$45,293	$32,086
Correspondent banking non interest expense (note 1)	(6,443)	(5,854)	(6,537)	(6,336)	(5,378)
Adjusted non interest expense, ex. Correspondent	$31,741	$30,541	$30,512	$38,957	$26,708

Efficiency ratio	58.1%	58.7%	59.0%	80.3%	64.7%
Efficiency ratio - excluding Correpondent	56.9%	57.8%	58.8%	85.0%	64.2%

note 1:	Correspondent banking non interest expense includes the allocation of indirect costs, net of inter-company earnings credit, before the effect of income taxes.

About CenterState Banks, Inc.

The Company, headquartered in Winter Haven, Florida between Orlando and Tampa, is a financial holding company with one nationally chartered bank, CenterState Bank of Florida, N.A.  Presently, the Company operates through its network of 68 branch banking offices located in 24 counties throughout Florida, providing traditional deposit and lending products and services to its commercial and retail customers.  The Company also provides correspondent banking and capital market services to over 600 community banks nationwide.

For additional information contact John C. Corbett (CEO), Stephen D. Young (COO) or Jennifer Idell (CFO) at 863-293-4710.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Some of the statements in this report constitute forward-looking statements, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements related to future events, other future financial and operating performance, costs, revenues, economic conditions in our markets, loan performance, credit risks, collateral values and credit conditions, or business strategies, including expansion and acquisition activities and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot assure you that future results, levels of activity, performance or goals will be achieved, and actual results may differ from those set forth in the forward looking statements.

Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company or the Bank to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2015, and otherwise in our SEC reports and filings.